EXHIBIT 1.01



                                 TERMS AGREEMENT



                                             November 12, 1996



Commercial Credit Company
300 St. Paul Place
Baltimore, Maryland 21202

Attention:  Chief Financial Officer
            -----------------------

Dear Sirs:

     We understand that Commercial Credit Company, a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the aggregate principal amount of Securities set forth opposite our respective names on the list attached hereto at 99.237% of the aggregate principal amount thereof, plus accrued interest, if any, from November 15, 1996 to the date of payment and delivery. The Closing Date shall be November 15, 1996, at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, 20th Floor, New York, New York 10013.

     The Securities shall have the following terms:

     Title:                        6-5/8% Notes due November 15, 2006
     Maturity:                     November 15, 2006
     Interest Rate:                6-5/8% per annum
     Interest Payment
       Dates:                      May 15 and November 15, commencing
                                   May 15, 1997

     Initial Price to
       Public:                     99.737% of the principal amount
                                   thereof, plus accrued interest, if
                                   any, from November 15, 1996 to the
                                   date of payment and delivery
     Redemption
       Provisions:                 The Securities are not redeemable by
                                   the Company prior to maturity.

     Additional terms:             The Regular Record Dates are April 30 and
                                   October 31. The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the
                                   Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Company's Prospectus
                                   Supplement dated November 12, 1996. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Section 403 of the Indenture relating to defeasance shall apply to the Securities.

     All the provisions contained in the document entitled "Commercial Credit Company-Debt Securities-Underwriting Agreement Basic Provisions" and dated November 28, 1989 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

     Basic Provisions varied with respect to this Terms Agreement: (a) Immediately prior to the first parenthesis in the fourth sentence of the first paragraph, add the following: ", as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto"; (b) In the first line of Section 2(a), delete "(33- 28723)" and insert in lieu thereof "(333-00055)" and any reference in the Basic Provisions to a registration statement shall be deemed a reference to such registration statement on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) In the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global."


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

     Charles O. Prince, III, Esq. is counsel to the Company. Dewey Ballantine is counsel to the Underwriters.

     The Securities will be made available for checking and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.


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

     Please accept this offer no later than 9:00 o'clock P.M. on November 12, 1996, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

     "We hereby accept your offer, set forth in the Terms Agreement, dated November 12, 1996, to purchase the Securities on the terms set forth therein."

                                             Very truly yours,

                                             SALOMON BROTHERS INC
                                             ABN AMRO Securities (USA) Inc.
                                             BA SECURITIES, INC.
                                             as Underwriters

                                             By: SALOMON BROTHERS INC



                                             By:  /s/ CRAIG R. STINE
                                                  ------------------------
                                                  Craig R. Stine
                                                  Vice President




ACCEPTED:

COMMERCIAL CREDIT COMPANY



By:  /s/ FIROZ B. TARAPORE
     -------------------------
     Firoz B. Tarapore
     Vice President and
     Assistant Treasurer


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


Underwriter                             Principal Amount
-----------                             ----------------

Salomon Brothers Inc                    $165,000,000

ABN AMRO Securities (USA) Inc.            25,000,000

BA Securities, Inc.                       10,000,000
                                        ------------

Total                                   $200,000,000


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